                                                                     Exhibit 4.6


    THE WARRANT EVIDENCED OR CONSTITUTED HEREBY HAS BEEN, AND ALL SHARES OF COMMON STOCK ISSUABLE HEREUNDER MAY BE, ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS (A) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION, (B) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 144 OR (C) SUCH SHARES OF COMMON STOCK ISSUABLE HEREUNDER HAVE BEEN REGISTERED UNDER THE ACT. THIS WARRANT IS ALSO SUBJECT TO RESTRICTIONS ON TRANSFER AS PROVIDED HEREIN.

                        WARRANT TO PURCHASE COMMON STOCK
                          OF KANA COMMUNICATIONS, INC.

WARRANT NO. CS2000A


        THIS CERTIFIES THAT, for value received, Andersen Consulting LLP ("Andersen" or the "Holder") is entitled, subject to the terms and conditions of this Warrant, at any time or from time to time after September 6, 2000 (the "Effective Date"), and before 5:00 p.m. Pacific Time on December 30, 2005 (the "Expiration Date"), to purchase from Kana Communications, Inc., a Delaware corporation ("Kana" or the "Company"), up to that number of shares of common stock of the Company (the "Shares") that have vested pursuant to Section 2 hereof but in no event more than 725,000 shares, at a price per share equal to thirty-seven dollars and 12.5/100 cents ($37.125) (the "Exercise Price") subject to adjustment pursuant to Section 6 hereof.

1. CERTAIN DEFINITIONS. As used in this Warrant, the following terms shall have the following respective meanings:

          *

          *

        "AFFILIATE" means, (i) as to Andersen, any partnerships, firms, corporations, entities, individuals, and their successors and assigns, wherever located, which together comprise the Andersen Consulting worldwide organization whether by virtue of their member firm interfirm agreements with Andersen Consulting Partners Societe Cooperative or any successor thereto acting to coordinate the business of such entities or by virtue of a contract with or ownership, direct or indirect, by a member firm or otherwise being under control, directly or indirectly, of one or more member firms and which are thereby deemed part of the Andersen Consulting worldwide organization and, (ii) as to Kana, a legal entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

* INDICATES THAT CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 406. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

control with Kana. For this purpose "control" shall mean direct or indirect beneficial ownership of fifty percent (50%) or more of the voting or income interest in such corporation or other business entity. "ALLIANCE AGREEMENT" shall mean the Restated Master Alliance Agreement by and between the parties of even date herewith.

        "ADDITIONAL SERVICES" shall mean * of consulting services that Andersen is required to perform as requested by Kana as a penalty for failure to achieve
* . Andersen shall be required to perform such services in accordance with the terms of the Consulting Services Agreement, at such time as Kana may reasonably request.

        "CONSULTING SERVICES AGREEMENT" shall mean the Consulting Services Agreement by and between the parties of even date herewith.

        "FAIR MARKET VALUE" of one share of the Company's Common Stock, as of any date, shall mean the average of the closing prices of the Common Stock then quoted on the Nasdaq Stock Market for the ten trading days ending on the day prior to the measurement date.

        "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "JOINT ENGAGEMENT" shall mean shall mean a third party client engagement in which Kana software or services are sold to a third party and where such engagement qualifies as an Andersen Project Management engagement under Section
3.5 of the Teaming Agreement.

        "PERIOD 1" *

        "PERIOD 2" *

        "PERIOD 3" *

        "PERIOD 4" *

        "SALE OF THE COMPANY" shall mean a merger of the Company with or into any other corporation or corporations (or other person) or a sale of stock of the Company, in which the stockholders of this Company immediately before the merger or stock sale do not hold more than 50% of the voting power of the surviving corporation immediately after the merger or stock sale, or a sale, conveyance or disposition of all or substantially all of the assets of this Company.

        *

        "TEAMING AGREEMENT" shall mean the Restated Teaming Agreement by and between the parties of even date herewith.

        "TRAINED AC PERSONNEL" shall mean a full-time employee of Andersen that has attended and completed an applicable Kana training program during the relevant Period.

        "VESTING GOAL" shall mean the goals set for vesting of Shares pursuant to Sections 2.2 and 2.3 below.


* INDICATES THAT CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 406. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        "WARRANT" as used herein, shall include this Warrant and any warrant delivered in substitution or exchange therefor as provided herein.

2.      VESTING AND FORFEITURE SCHEDULE.

        2.1 A maximum of 725,000 shares of the Company's Common Stock (the "Shares") is available under this Warrant.

        2.2 This Warrant may be exercised (in whole or in part) only after the Shares become vested. The vesting of the Shares is set forth as follows:

                 *

        2.3      Forfeiture/Penalty.

               (a)  The table below sets forth *.

                    Period 1     Period 2    Period 3    Period 4
                       *            *           *           *

                       *

               (b)  *.

               (c)  Should Andersen fail * then:

                    a.  *.

                    b. In addition, Andersen will provide Kana with Additional Services in the amount determined as follows:

                       *

        2.4 The Company shall provide the Holder with a written notice setting forth the number of Shares that have vested and the number of Forfeited Shares for the applicable Period (or portion thereof) and the total Shares then issuable upon exercise of this Warrant on each of the following dates * .

                 If the Holder wishes to challenge the accuracy of the written notice, it shall promptly notify the Alliance Managers (as defined in the Alliance Agreement). The Alliance Managers shall promptly re-compute the number of vested Shares which may be purchased with this Warrant and the number of Forfeited Shares in accordance with the terms hereof and furnish to the Chief Executive Officer of the Company a written report setting forth such determination; provided, however, that if the Alliance Managers are unable to agree upon the number of vested Shares and the number of Forfeited Shares in the prior Period or portion thereof, as the case may be, within fifteen (15) days of
* , as the case may be, the Chief Executive Officer or Chief Financial Officer of the Company (the "Key Company Officer") shall make such determination and submit a written report setting forth such information to the Alliance Managers within fifteen (15) days after the expiration of the fifteen (15) day period referred to in the preceding sentence. If (i) the Key Company Officer shall agree with the determination of the number of vested Shares and the Forfeited Shares set forth in such written report of the Alliance Managers or (ii) both Alliance Managers shall agree with the determination of the Key Company Officer as contemplated by the preceding sentence, the Company shall provide the Holder with a written notice setting forth the number of vested Shares and the number of Forfeited Shares for such quarterly period and the total number of Shares that are then issuable upon exercise of this Warrant and showing in detail the facts upon which such calculation is based. If (i) the Key Company Officer shall disagree with the determination of the number of vested Shares and/or the number of Forfeited Shares set forth in such written report of the Alliance Managers or
(ii) either Alliance Manager shall disagree with the determination of the Key Company Officer as contemplated above, then the determination of the number of vested Shares and number of Forfeited Shares for such period shall be determined by an independent arbitrator in accordance with the terms set forth in the following paragraphs.


* INDICATES THAT CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 406. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                 If the Key Company Officer or either of the Alliance Managers are unable to agree upon the number of vested Shares and/or the number of Forfeited Shares for such period, such determination will be made by means of an arbitration conducted pursuant to this paragraph (an "ARBITRATION"). Any request for Arbitration shall be made in writing to an independent accounting firm of recognized national standing to be mutually selected by the Company and the Holder. The firm to which such request is made shall, upon agreeing in writing to determine the number of vested Shares and number of Forfeited Shares for such period in accordance with the terms of this Warrant, be the "INDEPENDENT ACCOUNTING FIRM", as that term is used in this Warrant.

                  The Arbitration shall be conducted under the auspices of the Independent Accounting Firm and, except to the extent said rules conflict with the terms of this paragraph, shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The Independent Accounting Firm shall, within five (5) business days of its agreement to determine the number of vested Shares and the number of Forfeited Shares for such period, provide to the Company and the Holder the name of its partner (preferably, but not necessarily, located in its Palo Alto office who will serve as the individual responsible for conducting the Arbitration (the "ARBITRATOR"). The Arbitrator shall conduct an Arbitration to determine the number of vested Shares and the number of Forfeited Shares to which the Holder is entitled in such quarterly period. The Arbitrator shall make such determination subsequent to conducting the Arbitration and shall set forth such determination in a written ruling, which ruling shall be rendered within sixty
(60) days of the selection date of the Arbitrator and shall be delivered to the Company and the Holder in accordance with the terms of this Warrant.

                  The locale of all hearings conducted by the Arbitrator in connection with the arbitration shall be the Palo Alto office of the Independent Accounting Firm. The ruling of the Arbitrator shall be final, binding, and conclusive on the Company and the Holder; shall have the legal effect of an arbitral award; and shall be subject only to the judicial review permitted by the Federal Arbitration Act. Judgment on the ruling of the Arbitrator may be entered and enforced in any court having jurisdiction over the parties or their assets. The fees and disbursements of the Independent Accounting Firm shall be allocated and payable between the Company on the one hand and the Holder on the other hand in the same proportion that the number of vested Shares that has been determined by the Arbitrator for such period bears to the number of vested Shares that the Holder initially claimed in such Arbitration for such period.

3.      EXERCISE OF WARRANT

        3.1. PAYMENT. Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised by the delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto as Annex A (the "Notice of Exercise"), duly executed by the Holder, at the principal office of the Company, and as soon as practicable after such date, surrendering:

             (a) this Warrant at the principal office of the Company, and

             (b) payment, (i) in cash (by check) or by wire transfer, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder, or
(iii) by a combination of (i) and (ii) (the "Exercise Amount"), except that if the Holder is subject to HSR Act filing requirements, the Exercise Amount shall be paid to the Company within five (5) business days of the termination of all applicable HSR Act restrictions.

        3.2. NET ISSUE EXERCISE. In lieu of the payment methods set forth in
Section 3.1(b) above, the Holder may elect to exercise all or some of the Warrant and receive Shares equal to the value of the amount of the Warrant being exercised on the date of exercise. If the Holder elects to exercise this Warrant as provided in this Section 3.2, the Holder shall tender to the Company the Warrant for the amount being exercised, along with written notice of the Holder's election to exchange some or all of the Warrant, and the Company shall issue to the Holder the number of Shares computed using the following formula:

             X = Y(A-B)
                 -----
                   A

              Where X = the number of Shares to be issued to the Holder.

              Y = the number of vested Shares under the Warrant that are being exercised (as adjusted to the date of such calculation).

              A = the then Fair Market Value of one share of the Common Stock.

              B = the Exercise Price (as adjusted to the date of such calculation).

All references herein to an "exercise" of the Warrant shall include an exchange pursuant to this Section 3.2.

        3.3. STOCK CERTIFICATES; FRACTIONAL SHARES. As soon as practicable on or after the date this Warrant is exercised, the Company shall issue and deliver to the Holder a certificate or certificates for the number of whole Shares issuable upon such exercise, together with cash in lieu of any fraction of a share equal to such fraction of the then Fair Market Value of one whole share of Common Stock as of the date of exercise of this Warrant. No fractional shares or scrip representing fractional shares shall be issued upon an exercise of this Warrant.

        3.4. PARTIAL EXERCISE; EFFECTIVE DATE OF EXERCISE. In case of any partial exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the Shares purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. However, if Holder is subject to HSR Act filing requirements, this Warrant shall be deemed to have been exercised on the date immediately following the date of the expiration of all applicable HSR Act restrictions. The person entitled to receive the Shares issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

        3.5. SALE OF THE COMPANY. In the event of a Sale of the Company, the Company shall give written notice to the Holder of such Sale of the Company not less than thirty (30) days prior to the anticipated closing date thereof. The surviving company from any Sale of the Company (or the Company at the request of the intended surviving company) may, at anytime prior to thirty (30) days following the closing date of the Sale of the Company, terminate this Warrant by providing thirty (30) days written notice of termination. During such thirty
(30) day period after the notice (or such longer period if required by HSR restrictions), Holder may exercise the Warrant with respect to any vested and unexercised Shares. Upon termination, all Shares not exercised shall be forfeited.

4. VALID ISSUANCE: TAXES. All Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for the Shares in any name other than that of the Holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company's reasonable satisfaction that no tax or other charge is due.

5. LOSS OR MUTILATION. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

6. ADJUSTMENTS. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its capital stock, or issue additional securities as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price, but the aggregate Exercise Price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 6 shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

7. RESERVATION OF COMMON STOCK. The Company hereby covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws. Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Shares upon the exercise of this Warrant.

8. PIGGYBACK REGISTRATION. If the Company proposes to register any of its common equity securities or any securities convertible into its common equity securities under the Securities Act (other than pursuant to (i) a registration on Form S-4 or any successor form (except in connection with a Sale of the Company as provided below) or (ii) an offering of securities in connection with an employee benefit, share dividend, share ownership or dividend reinvestment plan) and the registration form to be used may be used for the registration of Shares, the Company shall give prompt written notice to the Holder of its intention to effect such a registration (each, a "Piggyback Notice") and the Company shall include in such registration all Shares with respect to which the Company has received written requests for inclusion therein within 10 days after the date of sending the Piggyback Notice. If the Company's common equity is going to be registered on Form S-4 pursuant to a Sale of the Company, then the Company agrees to give the Holder a Piggyback Notice and include in such registration all Shares that the Holder requests be included therein. The foregoing Section 8 shall not apply if (a) a registration statement permitting the sale of the Shares is effective or (b) if the Shares are saleable under Rule
144. Nothing herein shall affect the right of the Company to withdraw any such registration in its sole discretion.

9. TRANSFER AND EXCHANGE. This Warrant shall not be transferable except in the event of a Sale of the Holder or to any Affiliate of the Holder. In the event of a transfer of this Warrant in whole or in part, the Company shall deliver a new Warrant to the transferee and the Holder, if applicable, with respect to the number of Shares for which this Warrant may then be exercisable. Any extraordinary costs resulting from such transfers (including, without limits, reasonable cost of legal and tax advisors for domestic and international law compliance, registration costs, etc.) shall be borne by Holder.

10. SECURITIES LAW RESTRICTIONS. The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the Securities and Exchange Commission (the "SEC") under the 1933 Act, covering the disposition or sale of this Warrant or the Shares issued or issuable upon exercise hereof, as the case may be, and registration or qualification under applicable state securities laws, such Holder will not sell, pledge, hypothecate or otherwise transfer any or all such Warrants or Shares, as the case may be, or any interest therein unless either (i) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (ii) the sale of such securities is made pursuant to SEC Rule 144.

11. COMPLIANCE WITH SECURITIES LAWS. By acceptance of this Warrant, the Holder hereby represents, warrants and covenants that any Shares purchased upon exercise of this Warrant or acquired upon conversion thereof shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof; and that, unless the Shares shall have been registered with the SEC under the 1933 Act, all stock certificates representing Shares issued to the Holder upon exercise of this Warrant or upon conversion of such Shares may have affixed thereto a legend substantially in the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT. THE COMPANY MAY REQUIRE DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT ANY PROPOSED TRANSFER IS EXEMPT FROM OR IN COMPLIANCE WITH SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW".

12. NO RIGHTS OR LIABILITIES AS STOCKHOLDER. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by such Holder to purchase Shares by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof, shall cause such Holder hereof to be a stockholder of the Company for any purpose.

13. NOTICES. Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be sent by postage prepaid first class mail, courier or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

14. HEADINGS. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

15. LAW GOVERNING. This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.

16. SEVERABILITY. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

17. SATURDAYS, SUNDAYS AND HOLIDAYS; CURRENCY. If the Expiration Date falls on a Saturday, Sunday or legal holiday in the State of California, the Expiration Date shall automatically be extended until 5:00 p.m. the next business day. All monetary references herein are in the currency of the United States.

        IN WITNESS WHEREOF, the Company and the Holder have executed this Warrant as of September 6, 2000.

                                  KANA COMMUNICATIONS, INC.




                                  By: /s/ FRANKLIN P. HUANG, ESQ.
                                      ---------------------------------
                                      Name:  Franklin P. Huang, Esq.
                                      Title: Vice President and General Counsel




                                  ANDERSEN CONSULTING LLP




                                  By: /s/ STEPHEN M. LORACK
                                      ---------------------------------
                                      Name:  Stephen M. Lorack
                                      Title:  Partner


                                  Andersen Consulting LLP
                                  1661 Page Mill Road
                                  Palo Alto, California 94304
                                  Fax:  (650) 213-2222
                                  Attention: General Counsel

                                  With a copy to:

                                  Andersen Consulting LLP
                                  100 S. Wacker Drive
                                  Chicago, Illinois 60606-5300
                                  Fax:  (312) 693-7701
                                  Attention: Legal Group, Ventures and Alliances

                                     ANNEX A
                                     -------
                               NOTICE OF EXERCISE

                    (To be executed upon exercise of Warrant)


KANA COMMUNICATIONS, INC.                                   WARRANT NO. CS-2000A


The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, the securities of Kana Communications, Inc. as provided for therein, and (check the applicable box):

/ / Tenders herewith payment of the exercise price in the form of cash, check, wire transfer, or exchange of stock, in the amount of $____________ for _________ such securities.

/ / Elects the Net Issue Exercise option pursuant to Section 3.2 of the Warrant, and accordingly converts the attached Warrant into _______ shares of Common Stock in the manner specified Section 3.2.

Please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional share to (please print name, address and social security number):

Name:
             -------------------------------------------

Address:
             -------------------------------------------

Signature:
             -------------------------------------------

Dated:
             -------------------------------------------



Note: The above signature should correspond exactly with the name on the first page of this Warrant or with the name of the assignee appearing in the assignment form below.

If said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.

                                     ANNEX B
                                     -------
                                   ASSIGNMENT

       (To be executed only upon valid assignment of Warrant in connection with a Sale of Holder)

KANA COMMUNICATIONS, INC.                                 WARRANT NO. ___



For value received, __________ hereby sells, assigns and transfers unto ____________________, the within Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________ attorney, to transfer said Warrant on the books of the within-named Company with respect to the number of shares of Common Stock (the "Shares"), set forth below, with full power of substitution in the premises:


--------------------------------- ------------------------------ ------------------------------

     NAME(S) OF ASSIGNEE(S)                  ADDRESS                      # OF SHARES
--------------------------------- ------------------------------ ------------------------------

--------------------------------- ------------------------------ ------------------------------

--------------------------------- ------------------------------ ------------------------------

--------------------------------- ------------------------------ ------------------------------

--------------------------------- ------------------------------ ------------------------------

--------------------------------- ------------------------------ ------------------------------


And if said number of Shares shall not be all the Shares represented by the Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the Shares registered by said Warrant.

Dated:
               -------------------------------------------

Signature:
               -------------------------------------------

Notice: The signature to the foregoing Assignment must correspond to the name as written upon the face of this security in every particular, without alteration or any change whatsoever; signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad-15.